EXHIBIT 21.1

                  SUBSIDIARIES OF COMMUNITY CAPITAL CORPORATION


                                                           Other Names
Subsidiary             State of Incorporation              Doing Business Under
----------             ----------------------              --------------------

CapitalBank                South Carolina                       None


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